DEFERRED COMPENSATION BENEFITS AGREEMENT

THIS AMENDED DEFERRED COMPENSATION BENEFITS AGREEMENT entered into this 14th day of September, 1998, by and between SOUTHWEST VIRGINIA SAVINGS BANK, FSB, (hereinafter referred to as the "savings bank") and B. L. Rakes, of the County of Roanoke in the Commonwealth of Virginia (hereinafter referred to as the "Employee").

                              W I T N E S S E T H :
                              ---------------------

WHEREAS SOUTHWEST VIRGINIA SAVINGS BANK, FSB AND B. L. RAKES entered into a Deferred Compensation Benefits Agreement on 27th May, 1988: and that agreement was amended on 19th day of May, 1993; and

WHEREAS the parties hereto have mutually agreed to certain amendments:

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.   Promise to Pay
     --------------

     In addition to the benefits available under the Employees' Retirement Plan of Southwest Virginia Savings Bank, FSB, as the same has been or may hereafter be amended or restated, or any successor thereto (hereinafter referred to as the "Qualified Plan"), and notwithstanding any other agreements between the parties, the savings bank hereby establishes a non-qualified plan to provide supplemental retirement benefits commencing the first month after the Employee retires, dies or otherwise terminates his employment due to disability or change of control or ownership of the savings bank, whichever occurs first, and continuing as hereinafter set forth.

2.   Retirement Date
     ---------------

     The Normal Retirement Date of the Employee shall be the first day of the month coinciding with or next following the date on which the Employee attains the age of sixty-five (65). However, the Employee may elect to take an early retirement. The Early Retirement Date of the Employee shall be the first day of the month coinciding with or next following the date on which the Employee attains the age of fifty-five (55) and completes fifteen (15) years of service with the savings bank. Furthermore, the Employee, at the request of the savings bank, may remain in the active employ of the savings bank after his Normal Retirement Date for such period or periods as from time to time shall be mutually agreed upon. In the event that the Employee continues his employment with the savings bank beyond his Normal Retirement Date, his Delayed Retirement Date shall be the first day of the month coinciding with or next following the actual date the Employee retires from the employment of the savings bank.

3.   Supplemental Retirement Benefit
     -------------------------------

     On his Normal Retirement Date or Early Retirement Date the employee shall be entitled to receive in monthly installments for two hundred forty (240) months a Supplemental Retirement Benefit determined according to whichever shall be applicable of subparagraphs (a), (b) or (c) hereof.

     (a) If the Employee has remained continuously in the employ of the savings bank until his Normal Retirement Date, the Supplemental Retirement Benefit to which he will be entitled pursuant to this Paragraph 3 shall be an amount equal to (1) minus (2) where

          (1) is the "Basic Floor Benefit" equal to 75% of the high five-year average salary as defined in the Qualified Plan; and where

          (2) is an "adjusted Pension Benefit" which is the actuarial equivalent of the normal form of benefit under the Qualified Plan payable in the form of a life annuity in monthly installments to the Employee with a provision that if the Employee should die after the commencement of the monthly installments but before two hundred forty (240) installments have fallen due, the remainder of such two hundred forty (240) monthly installments would be paid to the Employee's beneficiaries.

The Supplemental Retirement Benefit determined according to the terms of this subparagraph 3 (a) shall be payable to the Employee

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
in the form of monthly installments commencing on the Employee's Normal Retirement Date and continuing throughout two hundred forty (240) months; provided however that in the event

          (1)  the Employee dies; and
          (2)  the payment of monthly installments have theretofore commenced to
               the   Employee;   and
          (3) two hundred forty (240) monthly installments have not fallen due; then the monthly installments shall be paid to the Employee's beneficiaries for the balance of the period until the remainder of such two hundred forty (240) monthly installments have been paid.

     (b) If the Employee elects to take an early retirement, the Supplemental Retirement Benefit to which the Employee shall be entitled pursuant to this Paragraph 3 shall be his Accrued Benefit as of this Early Retirement Date.

          (1) Year means the Plan Year of the Qualified Plan, for the purposes of this subparagraph (b).

          (2) Continuous Participation means those complete Years of the Employee's participation in this Agreement from the effective date of this Agreement.

          (3) Accrued Benefit is defined as the Supplemental Retirement Benefit computed in subparagraph 3 (a) above multiplied by a fraction not greater than one (1) of (i) over (ii) where

               (i) is the number of Years of Continuous Participation; and where
               (ii) is the  total  number of Years of  Continuous  Participation that the Employee would have completed had he continued in the employ of the savings bank until his Normal Retirement Date,

reduced further by one-fifteenth (1/15) for each of the first five (5) years and one-thirtieth (1/30) for each of the next five (5) years by which the starting date of such benefit precedes the Normal Retirement Date, and reduced actuarially for each additional year thereafter.

          (4) The Supplemental Retirement Benefit determined according to the terms of this subparagraph 3 (b) shall be payable to the Employee in the form of monthly installments commencing on the Employee's Early Retirement Date and continuing throughout the two hundred forty (240) months; provided however, that in the event

               (1)  the Employee dies; and
               (2)  the  payment  of  monthly   installments   have  theretofore
                    commenced to the Employee; and
               (3) two hundred forty (240) monthly installments have not fallen due; then the monthly installments shall be paid to the Employee's beneficiaries for the balance of the period until the remainder of such two hundred forty (240) monthly installments have been paid.

     (c) If the employment of the Employee with the savings bank shall terminate due to disability or change of control or ownership of the savings bank prior to his Normal Retirement Date the Supplemental Retirement Benefit to which the Employee shall be entitled pursuant to this Paragraph 3 shall be his Accrued Benefit as of his Termination Date.

          (1) Year means the Plan Year of the Qualified Plan, for the purposes of this subparagraph (c).

          (2) Continuous Participation means those complete Years of the Employee's participation in this Agreement from the effective date of this Agreement.

          (3) Termination Date means June 30 of the Year ending immediately prior to the Year in which the Employee's employment with the savings bank terminates.

          (4) Accrued Benefit is defined as the Supplemental Retirement Benefit computed in subparagraph 3 (a) above multiplied by a fraction not greater than one (1) of (i) over (ii) where

               (i) is the number of Years of Continuous Participation; and where
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
               (ii) is the  total  number of Years of  Continuous  Participation that the Employee would have completed had he continued in the employ of the savings bank until his Normal Retirement Date.

          (5) Time of Payment. The Accrued Benefit will be paid to the Employee as a monthly annuity upon his Normal Retirement Date.

     (d) Notwithstanding anything herein to the contrary, if the Employee terminates employment after attainment of his Normal Retirement Date, his Supplemental Retirement Benefit payable monthly will be calculated in accordance with the terms of subparagraph 3 (a) plus .8% of the monthly Qualified Plan benefit for each full month of deferral of commencement of retirement payments after age 65.

4.   Pre-Retirement Death Benefit
     ----------------------------

     If the Employee shall die prior to his Normal Retirement Date, his beneficiaries, as determined in accordance with Paragraph 5 hereof, shall be entitled to receive, in the manner specified in subparagraph 4 (b) and Paragraph 6 hereof, such benefits determined as follows:

     (a) The monthly Pre-Retirement Death Benefit to be payable pursuant to this Paragraph 4 shall be one hundred percent (100%) of the amount of net death benefit received by the savings bank from the life insurance policy or policies plus net taxes saved by the savings bank based upon the payout of the principal funds.

     (b) Benefit payments referred to in subparagraph 4 (a) shall commence upon the first month following the date of the death of the Employee and shall be paid over a period of sixty (60) months.

5.   Beneficiary of Death Benefit
     ----------------------------

     In the event that the Employee shall die prior to receipt of any benefit to which he is entitled hereunder, or of all such benefits, any benefits remaining unpaid shall be paid to such beneficiary or beneficiaries as the Employee may designate by filing with the savings bank a notice in writing, but in the absence of any such designation, such unpaid benefits shall be so paid to his surviving spouse, if any. If the unpaid amounts are not fully paid out to the Employee's designated beneficiaries or to his surviving spouse, then the balance remaining unpaid shall be computed and paid in single lump sum to the Employee's estate.

6.   Installment Payment of Death Benefit
     ------------------------------------

     Whenever the Employee's beneficiaries, other than his estate, shall become entitled to receive any benefit hereunder, the benefit shall be paid to such beneficiaries in monthly installments.

     (a) in the event that no monthly installment payments have theretofore commenced to the Employee, over a period of sixty (60) months; or

     (b) in the event that payment of monthly installments shall have theretofore commenced to Employee, and two hundred forty (240) monthly installments have not fallen due, for the balance of the period until the remainder of such two hundred forty (240) monthly installments have been paid.

7.   Non-Assignable Rights
     ---------------------

     Except as otherwise provided by this Agreement, it is agreed that neither the Employee nor his spouse, nor other beneficiary, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

8.   Independence of Agreement
     -------------------------

     The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the savings bank to the Employee, whether as salary, bonus, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the savings bank to discharge the Employee, or

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


     restrict the right of the Employee to terminate his employment with the savings bank.

9.   Non-Secured Promise
     -------------------

     The rights of the Employee under this Agreement and of any beneficiary of the Employee shall be solely those of an unsecured creditor of the savings bank. Any insurance policy or any other asset acquired or held by the savings bank in connection with the liabilities assumed by it hereunder shall not, except as otherwise expressly provided, be deemed to be security for the performance of the obligations of the savings bank, but shall be, and remain, a general, unpledged, unrestricted asset of the savings bank.

10.  Change of Business Form
     -----------------------

     The savings bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the savings bank as herein set forth. The savings bank further agrees that it will not cease doing business activities or terminate its existence other than as heretofore set forth in this Paragraph 10, without having made adequate provision for fulfilling its obligations hereunder. In the event of any default with respect to the provisions of this Paragraph 10, the Employee (or other obligee or obligees) shall have a continuing lien on all the savings bank's assets, including already transferred assets, until such default be corrected.

11.  Amendment of Agreement
     ----------------------

     This Agreement may be revoked or amended in whole or in part by a writing signed by both of the parties hereto.

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